EXHIBIT INDEX

EXHIBIT 23I

OPINION OF COUNSEL

I have reviewed the representations of prior counsel to the Fund including the letters of representation previously attached to prior filings for the Fund. No changes have been made to the Company’s Articles of Incorporation or Bylaws and no new funds have been introduced through the Company since prior counsel’s representations. I give my permission to include this opinion as an exhibit Post-Effective Amendment No. 35 of Registration Statement No. 38.

Clifford A. Goldstein, Esq.

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